UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2006

SENIOR HOUSING PROPERTIES TRUST

Maryland	001-15319	04-3445278
(State of organization)	(Commission file number)	(I.R.S. Employer Identification Number)

400 Centre Street, Newton, Massachusetts 02458

617-796-8350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT; ITEM 8.01. OTHER EVENTS.

At the regular annual shareholders meeting of Senior Housing Properties Trust, or the Company, held on May 9, 2006, the Company’s shareholders re-elected Frank J. Bailey (64,502,766 shares voted for and 1,401,195 shares withheld) and Barry M. Portnoy (64,233,916 shares voted for and 1,670,045 shares withheld) as trustees. The terms of office of Messrs. Bailey and Portnoy will extend until the Company’s annual meeting of shareholders in 2009. Messrs. John L. Harrington, Gerard M. Martin and Frederick N. Zeytoonjian continue to serve as trustees with terms of office expiring in 2007, 2007 and 2008, respectively.

On May 9, 2006, the Company changed its trustee compensation arrangements. A summary of the Company’s currently effective trustee compensation is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

On May 9, 2006, the Company granted each of the Company’s trustees 1,500 common shares of beneficial interest, par value $0.01 per share, valued at $17.65, the closing price of the Company’s common shares on the New York Stock Exchange on that day, pursuant to the trustee compensation arrangements described above.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The Company hereby files the following exhibit:

10.1	Summary of Trustee Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

By:/s/ John R. Hoadley
John R. Hoadley
Treasurer and Chief Financial Officer

Date: May 10, 2006